UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Core-Mark Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On May 8, 2007, the Board of Directors of Core-Mark Holding Company, Inc. (the “Company”) adopted a Statement of Policy regarding the 2007 Long-Term Incentive Plan (the “2007 LTIP”) proposed for approval by the Company’s stockholders at its Annual Meeting on May 15, 2007. A copy of the Statement of Policy is included below.

STATEMENT OF POLICY

REGARDING

2007 LONG-TERM INCENTIVE PLAN

May 8, 2007

The Board of Directors of Core-Mark Holding Company, Inc. (the “Company”) has adopted this Statement of Policy to govern its administration of the Company’s 2007 Long-Term Incentive Plan (the “Plan”):

1. Re-pricing of Stock Options. Notwithstanding any provision of the Plan to the contrary, the Company will not engage in any re-pricing of stock options awarded under the Plan (including without limitation re-pricing by means of cancellation and re-grant) without the approval of the Company’s stockholders. The foregoing shall not prohibit normal adjustments to stock options contemplated by the Plan in the case of stock dividends, stock splits and reverse stock splits, mergers, consolidations and other events contemplated by the Plan, so long as the effect of such adjustments is to preserve rather than to change the economic attributes of previously granted awards.

2. Re-Grants of Forfeited Awards. Notwithstanding any provision of the Plan to the contrary, the Company will not re-grant any shares subject to awards under the Plan that have been forfeited by the grantees (whether due to failure to satisfy vesting requirements or otherwise). All such forfeited shares shall be withdrawn from the pool of shares available for grant under the Plan.

3. Amendments and Waivers of this Policy. This Statement of Policy may not be withdrawn, terminated, modified or waived without the approval of the Company’s stockholders.

The Company has previously filed with the SEC and distributed to the Company’s stockholders the Company’s definitive Proxy Statement and Notice of 2007 Annual Stockholders’ Meeting. The Proxy Statement and Notice contain important information concerning the matters to be voted on at the 2007 Annual Stockholders’ Meeting, including the position of the Board of Directors with respect to those matters. Please note that the statements herein should be read in conjunction with the Company’s Proxy Statement and Notice of 2007 Annual Stockholders’ Meeting.

You can obtain any of the documents that the Company files with the SEC through the SEC’s Web site (www.sec.gov) or they can be reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the Public Reference Room. In addition, these documents can be obtained on the Company’s corporate web site at www.core-mark.com.